SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2008

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        On November 2, 2007, Derma Sciences, Inc. (the “Registrant”) entered into a license agreement (the “License Agreement”) with the University of Southern California pursuant to which the Registrant acquired exclusive rights to 49 United States and foreign patents and non-exclusive rights to one patent, together with related trade secrets and know-how (the patents, trade secrets and know-how, collectively, the “Angiotensin Analog Technology”). The Angiotensin Analog Technology relates to a topical application for the treatment of chronic wounds such as diabetic ulcers, leg ulcers associated with venous insufficiency, pressure ulcers (bed sores), burns and surgical scars. The License Agreement is described in the Registrant’s current report on Form 8-K filed November 8, 2007.

        The Compound employing the Angiotensin Analog Technology (the “Angiotensin Analog Compound” or “Compound”) is classified as a “drug” the sale of which is conditioned upon FDA approval. The process of obtaining FDA approval for the Angiotensin Analog Compound consists of subjecting the Compound to a series of pre-clinical and clinical studies, these latter known as phase I, phase II and phase III studies.

        The Angiotensin Analog Compound has successfully undergone pre-clinical and phase I clinical studies. The phase II clinical studies will begin immediately and are expected to be concluded by the end of July, 2010.

        On January 22, 2008, the Registrant entered into a clinical services agreement (the “Clinical Agreement”) with U.S. Biotest, Inc. pursuant to which U.S. Biotest will perform phase II clinical development services, including pre-study services, study management, clinical operations, data management and medical writing (the “Clinical Services”), relative to the Angiotensin Analog Compound. The total cost of the Clinical Services is approximately $3.7 million.

        U.S. Biotest is the recipient of a grant from the National Institutes of Health (the “Grant”) in the total amount of $2,644,122 which funds, as and when received by U.S. Biotest, will be applied to the costs of the Clinical Services. The Grant is subject to periodic reviews and evaluations and it is possible that the Grant could be reduced or withdrawn. Giving effect to the Grant, the Registrant’s costs relative to the Clinical Services are expected to be approximately $1.0 million.

        The Registrant may terminate the Clinical Agreement immediately upon termination of the License Agreement whether such termination occurs upon the Registrant’s election or otherwise. The Registrant may also terminate the Clinical Agreement in the event payments under the Grant are materially reduced. In the event of termination of the Clinical Agreement by reason of either of the foregoing, the Registrant would be obligated to compensate U.S. Biotest for services rendered through the date of termination.

        The foregoing description of the Clinical Agreement is qualified in its entirety by reference to the Clinical Agreement a copy of which has been attached hereto as Exhibit 10.01.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

10.01	Clinical Services Agreement
10.02	Press Release

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMA SCIENCES, INC.
	By:	/s/ John E. Yetter
John E. Yetter, CPA Vice President and Chief Financial Officer
Date: January 25, 2008

EXHIBIT INDEX

10.01	Clinical Services Agreement
10.02	Press Release